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                                                                    EXHIBIT 10.1

                                 LEASE AGREEMENT

                                     Parties

          THIS Agreement is made the 16th day of July, 2001, by and between KIBOGA SYSTEMS, INC., a Texas corporation, located at 1800 Valley View, Suite 400, Dallas, Texas 75324, hereinafter referred as LESSOR, and GREYSTONE DIGITAL TECHNOLOGY, INC. and its wholly owned subsidiary, GREYSTONE TECHNOLOGY, INC., Delaware corporations, located at 4950 Murphy Canyon Road, San Diego, California 92123, hereinafter referred to as LESSEE.

                               W I T N E S S E T H

          WHEREAS, LESSEE and LESSOR are entering into a long term lease agreement and whereby as a result of this agreement the business and the ownership of LESSEE will change significantly, and LESSEE and LESSOR desire to contribute their substantial efforts to gain access to new capital and develop and market the business of LESSOR and which may include substantial changes to management and to the Board of Directors of LESSEE, for the purposes of creating growth in government and federal systems contracts, the research, development, and integration of software and the application of software to new markets related to city, county, state, regional, national, and international government, law enforcement authorities and agencies; police security and surveillance authorities; intelligence agencies and authorities; and state, national, and international military agencies, departments and authorities; and which, may result in the merger with or acquisition of Elagent Corporation with GreyStone.

          WHEREAS, LESSOR, a Texas corporation, is in the business of development and sale of technology products and a portion of LESSOR'S business, known as "the Kiboga Business" and hereinafter referred to as the Kiboga Business, involves certain intellectual property and products including software, trade secrets, and related products that have been developed for the purposes of, for the applications of, and for the use of city, county, state, regional, national, and international government law enforcement authorities and agencies; police security and surveillance authorities; intelligence agencies and authorities; and state, national, and international military agencies, departments and authorities;

          WHEREAS, LESSOR would like to lease the Kiboga Business to a company that has the management expertise, marketing

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expertise, technology expertise, and financial ability to successfully derive the commercial benefits and profit opportunities that can reasonably be expected from providing these software applications, related services, and related products for the needs of customers engaged in defense, military, law enforcement, and intelligence activities;

          WHEREAS, LESSEE is a public company based in San Diego, California whose stock was being traded on NASDAQ (GSTN:NASDAQ:SC) on May 16, 2001 and is currently being traded as a NASDAQ bulletin board security (GSTN:BB);

          WHEREAS, LESSEE is willing to operate the Kiboga Business and has the management expertise, the marketing expertise, and the technology expertise to successfully develop and market the Kiboga Business in such a way as to derive the commercial benefits and profit opportunities that can reasonably be expected from providing these software applications, related services, and related products for the needs of customers engaged in defense, military, law enforcement, and intelligence activities;

          WHEREAS, LESSEE would like to lease the Kiboga Business from LESSOR and to share with LESSOR the benefits to be enjoyed from this endeavor;

          WHEREAS, because of the services to be provided by LESSEE, LESSOR is willing to share with LESSEE the revenues generated by the Kiboga Business;

          WHEREAS, LESSOR desires to lease the Kiboga Business to LESSEE and LESSEE desires to lease the Kiboga Business from LESSOR;

          NOW, THEREFORE, for and in consideration of the mutual covenants made and of the obligations herein assumed by the respective parties, it is mutually agreed as follows:

                                       I.

                                   Definitions

          1.01 For the purposes of this Agreement, "the Kiboga Business" shall have the following meaning and shall hereinafter be referred to as the Kiboga
Business:

          The definition of "The Kiboga Business" for purposes of this Agreement is software, intellectual property, marketing experience and management expertise related to that portion of assets owned by LESSOR, or to which LESSOR has contractual rights, and all revenue and profits derived through the use or lease of these assets as well as LESSOR'S obligations that relate to such

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          assets and contractual rights, being certain software that was developed by others and subsequently contractually committed to LESSOR for the purposes of, for the applications of, and for the use of, large scale and extensive network data mining, data acquisition and data distribution; trade secrets, other intellectual property, and related products that have been developed for the purposes of, for the applications of, and for the use of city, county, state, regional, national, and international government law enforcement authorities and agencies; police security and surveillance authorities; intelligence agencies and authorities; and state, national, and international military, agencies, departments, and authorities.

                                       II.

                     Agreement to Lease the Kiboga Business

          2.01. LESSOR does hereby lease to LESSEE and LESSEE does hereby lease from LESSOR "the Kiboga Business" as defined herein subject to the terms and conditions of this Agreement.

                                      III.

                               Term of Agreement

          3.01 The term of this Agreement shall be for just under 99 years beginning on the day and year first above written and ending on June 30, 2100.

                                       IV.

                             Compensation to Lessor

          4.01 LESSEE does hereby agree that LESSOR has the right to twenty percent (20%) of all revenue received by the Kiboga Business. As used in this paragraph and elsewhere in this Agreement, the term "all revenue" shall mean all revenue received by LESSEE that is generated from the Kiboga Business without any deductions.

          4.02 LESSEE does hereby agree to pay LESSOR the following consideration under the terms of this Agreement for the lease of Kiboga
Business:

          (a) LESSEE agrees to pay to LESSOR monthly, before the 10th day of the following month, twenty percent (20%) of all revenue received by LESSEE that is generated from the Kiboga Business during the preceding month.

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          (b)  LESSEE agrees to make a cash payment to LESSOR of $700,000 within thirty (30) days of date of execution of this Lease.

          (c) On date of execution of this Lease, LESSEE will issue to LESSOR 20,000,000 shares of common stock of GreyStone Digital Technology, Inc.

          (d) On the first day of the twenty-fifth month following the date of this Agreement, LESSEE agrees to issue to LESSOR additional number of shares of common stock based upon the earnings before interest, taxes, depreciation, amortization, and corporate overhead expenses (EBITDAOH) that the Kiboga Business earns as accounted for by LESSEE according to generally accepted accounting principles and a determine and audited by a recognized independent certified public accounting firm. The number of shares to be issued shall be based upon the EBITDAOH earned by LESSEE that is generated from the Kiboga business for the first twenty four (24) months following the date of this Agreement as shown below:

                    Shares to    If EBITDAOH earnings
                    be issued    of the Kiboga Business
                    Lessor       over 24 months is
                    ----------   ----------------------
                             0         $         0
                     1,000,000         $ 8,572,727
                     2,000,000         $10,072,727
                     3,000,000         $11,572,727
                     4,000,000         $13,072,727
                     5,000,000         $14,572,727
                     6,000,000         $16,072,727
                     7,000,000         $17,572,727
                     8,000,000         $19,072,727
                     9,000,000         $20,572,727
                    10,000,000         $22,072,727
                    11,000,000         $23,572,727
                    12,000,000         $25,072,727
                    13,000,000         $26,572,727
                    14,000,000         $28,072,727
                    15,000,000         $29,572,727

          Such additional shares shall be issued to LESSOR only if and when the EBITDAOH earned by the LESSEE that is generated from the Kiboga Business over the first twenty four (24) months following the date of this Agreement is not less than fifty percent (50%) of all the EBITDAOH earned by the entire business of LESSEE and except for that portion of the overhead and expenses

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that is specifically associated with the Kiboga Business. For purposes of calculating EBITDAOH, any additional EBITDAOH that is generated for the Kiboga Business from the efforts of Kiboga, its officers, and agents such as, but not limited to, the merger with or acquisition of Elagent Corporation with GreyStone or Kiboga assigning to GreyStone in a subsequent written agreement its rights in said OEM Agreement and the Technical and Marketing Agreement with Elagent Corporation as they relate to the marketing of this technology and products to commercial and business customers, shall be included.

                                       V.

                        Return of Common Stock by Lessor

          5.01 LESSOR agrees that in the event that the revenues generated from the Kiboga Business are less that $6,000,000 for the first twelve (12) months immediately following the date of this Agreement, LESSOR shall transfer back to LESSEE 5,000,000 shares of common stock of GreyStone Digital Technology, Inc. For purposes of calculating EBITDAOH, any additional EBITDAOH that is generated for the Kiboga Business from the efforts of Kiboga, its officers, and agents such as, but not limited to, the merger with or acquisition of Elagent corporation with GreyStone or Kiboga assigning to GreyStone in a subsequent written agreement its rights in said OEM Agreement and the Technical and Marketing Agreement with Elagent Corporation as they relate to the marketing of this technology and products to commercial and business customers, shall be included.

                                       VI.

                             Compensation to Lessor

          6.01, LESSOR does hereby agree that LESSEE has the right to eighty percent (80%) of all revenue received by LESSEE that is generated from the Kiboga Business and has the right to one hundred percent (100%) of all profits that is earned by the Kiboga Business. As used in this paragraph and elsewhere in this Agreement, the term "all revenue" shall mean all revenue received by LESSEE that is generated from the Kiboga Business without any deductions.

                                      VII.

                            Exclusive Representative

          7.01 LESSOR agrees that the LESSEE shall be its exclusive representative during the term of this Agreement for the Kiboga Business and agrees not to employ any other person, persons, or companies to act for it in like capacity during the term hereof.

                  Lease Agreement between Kiboga and GreyStone
                                     Page 5

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LESSEE agrees to provide the following services under this Agreement through its officers: operate the Kiboga Business; serve as manager of the Kiboga Business, serve as Marketing agent for the Kiboga Business, serve as Financial Advisor for the Kiboga Business, negotiate contracts for the Kiboga Business, secure legal services when needed to protect the interest of the Kiboga Business including protecting intellectual property and trade secrets, and provide such other services as necessary to successfully operate the business and to achieve the goals of LESSOR and LESSEE for the Kiboga Business. LESSEE further agrees that it will assume all of the necessary and reasonable costs, expenses, and the liabilities of financing, operating and managing the Kiboga Business from the date of this Agreement forward.

                                      VIII.

                              Assignment of Revenue

          8.01 In consideration for the services to be provided by LESSEE and because LESSEE is assuming all costs, expenses, and the liabilities of financing, operating and managing the Kiboga Business, LESSOR does hereby sell, assign, transfer, and set over unto the LESSEE, all of its right, title and interest in 100% of all revenue to be generated by the Kiboga Business during the term of this Lease subject to LESSOR'S right to receive compensation as set forth in Section IV above.

                                       IX.

                             Sharing of Information

          9.01 LESSOR and LESSEE agree to share information and ideas to the extent possible under the terms of this Agreement in order to successfully derive the commercial benefits and profit opportunities that can reasonably be expected from providing the software applications, related services, and related products of the Kiboga Business to customers engaged in defense, military, law enforcement, and intelligence activities successful.

                                       X.

                                  Anti-dilution

          10.01 LESSEE agrees that any shares of common stock issued by GreyStone Digital Technology, Inc. after May 16, 2001 to anyone other than Lessor will be considered a diluting event subjecting the use of the following algebraic formula to determine additional shares to be issued to LESSOR to avoid dilution of LESSOR'S ownership interest acquired under this Agreement. LESSEE agrees that all stock issued pursuant to this Agreement shall be subject to the following anti-dilution formula:

                  Lease Agreement between Kiboga and GreyStone
                                     Page 6

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          X  =                        K X D
                                      -----
                                        O

          X = Additional shares of common stock to be issued to LESSOR to prevent dilution of LESSOR'S ownership interest as set forth in this Agreement.

          K  = Shares of common stock to be issued to Kiboga Systems, Inc.
               pursuant to this Agreement.

          D = Diluting shares of common stock, being any shares issued by GreyStone Digital Technology, Inc. after May 16, 2001 except those shares of common stock to be issued to LESSOR pursuant to this Agreement.

          O = Number of issued and outstanding shares of common stock of GreyStone Digital Technology, Inc. on May 16, 2001 and being 17,773,555 shares.

          For purposes of calculating anti-dilution provisions contained herein, any preferred stock of GreyStone Digital Technology, Inc. purchased by and converted by LESSOR to common stock within one year from the date of this Agreement shall be considered as converted on May 16, 2001

                                       XI.

                                Ownership and Use

          11.01 LESSEE and LESSOR agree that the assets of the Kiboga Business and any improvements made by the LESSOR thereto shall at all times be the sole and exclusive property of LESSOR, and any improvements made by the LESSEE to the Kiboga Business shall at all times be the sole and exclusive property of LESSEE. LESSEE shall not have any rights or property interest in such LESSOR assets or improvements thereto except for the right to use such assets for the benefit of the Kiboga Business in compliance with and in accordance with the terms and conditions of the Agreement.

                                      XII.

                        Confidentiality and Nondisclosure

          12.01 LESSEE understands and agrees that the software, related services, related products, other intellectual property, and other assets owned by or in which LESSOR has contract rights to

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be used in the Kiboga Business constitutes valuable properties and trade secrets of LESSOR embodying substantial creative efforts, confidential information, ideas, and expressions. LESSEE hereby undertakes for itself, and for its officers, employees, and agents, to use its reasonable best efforts to maintain in confidence all confidential information concerning the Kiboga Business owned by LESSOR, and shall not at any time, either during or after the term of this Agreement, permit or cause such confidential information to be disclosed or divulged to any other person or company, except as may be required by any governmental regulatory body or by the rules of such a body, or to be used in any manner except in furtherance of the purposes of this Agreement. LESSEE shall permit Confidential Information belonging to LESSOR to be disclosed only to LESSEE'S officers, directors, employees, consultants, and agents who need such confidential information to exercise their right or carry out their responsibilities under this Agreement.

          12.02 LESSEE agrees to obtain adequate written Nondisclosure and Non Use Agreements from all of its officers, directors, employees, consultants, and agents who may acquire any Confidential Information belonging to the Kiboga Business.
                                     XIII.

                                 Noncompetition

          13.01 During the term of this Agreement, LESSEE agrees not to market, sell, support, or maintain, whether directly or indirectly, any similar or competing large scale and extensive network data mining, data acquisition, and data distribution software applications, related services, and related products to customers engaged in defense, military, law enforcement, and intelligence activities, except that nothing in this paragraph is intended to limit or interfere with the normal government business as being done by LESSEE at the time this Agreement is executed.

          13.02 LESSEE further agrees to use its reasonable best efforts to prevent its directors, officers, employees, consultants, and agents from competing to the same extent as provided in Section 13.01.

          13.03 LESSEE agrees to obtain adequate written Noncompetition Agreements from all of its directors, officers, employees, consultants, and agents who may acquire or have access to confidential information and trade secrets of the Kiboga Business to prevent their use of such confidential information to compete, either directly or indirectly, with the Kiboga Business.

                                      XIV.

                       Accounting Records and Examinations

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          14.01 LESSEE agrees to keep accurate records of all revenue received by the LESSEE that is generated by the Kiboga Business and to provide monthly, quarterly, and annual reports thereof to LESSOR, and LESSEE agrees that all accounting records of LESSEE involving the Kiboga Business shall be open during reasonable business hours at the place where such records are customarily kept for the examination by a certified public accounting firm selected by LESSOR, for the purposes of verifying the accuracy of such revenues of the Kiboga Business as reported to LESSOR by LESSEE and to verify the accuracy of any payments due LESSOR under this Agreement, whether it involves a cash payment due LESSOR or issuance of common stock to LESSOR. Said accountant shall not disclose any information that they may thereby obtain other than that necessary for the purpose of enabling LESSOR determine the accuracy of such reports and payments made connection therewith.

                                       XV.

           Examination of Documents and Assets of the Kiboga Business

          15.01 During the term of this lease, LESSOR or his agents, shall have the right to enter the business at all reasonable hours for the purpose of examining documents, computer records, and other assets relating to the Kiboga Business to determine whether LESSEE is complying with the terms of this Agreement.

                                      XVI.

                                Duties of Lessor

          16.01 LESSOR will provide LESSEE with all software which LESSOR owns or has contractual rights that has been developed for the purposes of, for the applications of, and for the use of city, county, state, regional, national, and international government law enforcement authorities and agencies; police security and surveillance authorities; intelligence agencies and authorities; and state, national, and international military agencies, departments and authorities.

          16.02 LESSOR agrees to provide LESSEE, upon request, with copies of all documents and computer records in the possession of Lessor relating to the Kiboga Business.

          16.03 LESSOR agrees to promptly refer to the LESSEE all written communications received by or on behalf of the Kiboga Business.

                                      XVII.

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                                Duties of Lessee

          17.01 LESSEE agrees to operate the Kiboga Business and assume all necessary and reasonable costs, expenses, and the liabilities of financing, operating and managing the Kiboga Business.

          17.02 LESSEE agrees to provide management expertise for the Kiboga Business.

          17.03 LESSEE agrees to provide marketing expertise and to diligently promote and market the products of the Kiboga Business.

          17.04 LESSEE agrees to develop a marketing plan and to implement said plan in a way that will give the Kiboga Business the opportunity to reach its goal of deriving the commercial benefits and profit opportunities that can reasonably be expected from providing software applications and related services for the needs of customers engaged in defense, military, law enforcement, and intelligence activities.

          17.05 LESSEE agrees to provide technology expertise that is necessary for the successful operation of the Kiboga Business.

          17.06 LESSEE agrees to protect the interest of the Kiboga Business including protecting intellectual property and trade secrets.

          17.07 LESSEE agrees to provide good accounting records and good business records for the Kiboga Business.

          17.08 LESSEE agrees to maintain offices, staff, and facilities reasonably adequate for the operation of the Kiboga Business.

          17.09 LESSEE agrees to properly maintain the assets of the Kiboga Business.

                                     XVIII.

                           Representations of Lessor

          18.01 LESSOR represents and warrants that it is a corporation duly organized and existing in good standing under the laws of the State of Texas and has the corporate power to own its properties and to carry on its business as now conducted. No proceeding is pending or threatened involving the corporation.

          18.02 LESSOR represents and warrants that the Board of

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Directors of Kiboga Systems, Inc. has approved this Agreement and has authorized it President and CEO, Gary R. Morris, to execute this Agreement for and in behalf of the Corporation.

          18.03 LESSOR represents and warrants that it owns or has contractual rights in certain large scale and extensive network data mining, data acquisition, and data distribution software and intellectual property as well as having adequate contract rights in patents, copyrights, licenses, trade secrets, trademarks, formulas, design rights, and other intangible assets necessary to conduct the Kiboga Business as it is expected to be conducted by LESSEE.

          18.04 LESSOR represents and warrants that this intellectual property has been developed for and that LESSOR has contractual rights to software for the purposes of, for the applications of, and for the use of city, county, state, regional, national, and international government law enforcement authorities and agencies; police security and surveillance authorities; intelligence agencies and authorities; state, national, and international military agencies, departments and authorities; and for commercial and business customers;

          18.05 LESSOR represents and warrants that one specific asset not covered by this Agreement is the software and related products developed for commercial and business customers by LESSOR and Elagent Corporation, which technology and products will be marketed to commercial and business customers rather than to defense, military, law enforcement, and intelligence customers, and LESSEE understands that it will have no obligations and will receive no benefits, fees, or revenue from the OEM Agreement and the Technical and Marketing Agreement between LESSOR and Elagent Corporation covering the licensing of certain software to LESSOR and the joint marketing efforts of LESSOR and Elagent Corporation as they relate to the marketing of this technology and products to commercial and business customers unless Elagent Corporation is merged with or acquired by GreyStone or Kiboga assigns to GreyStone in a subsequent written agreement its rights in said OEM Agreement and the Technical and Marketing Agreement with Elagent Corporation as they relate to the marketing of this technology and products to commercial and business customers.

          18.06 LESSOR represents and warrants that, to the extent LESSOR possesses such other information or can acquire such other information regarding the Kiboga Business without unreasonable effort or expense, LESSOR will make such information available to LESSEE to verify the accuracy of the information set forth in this Agreement and to use by LESSEE in operating the Kiboga Business; however, there are certain trade secrets and other confidential information that LESSOR can not disclose to LESSEE because of the nature of such information or because of certain Confidentiality Agreements and Nondisclosure Agreements to which LESSOR and its

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officers are parties. LESSEE represents that an envelope is attached to this lease enclosing a copy of the OEM Agreement and the Technical and Marketing Agreement between LESSOR and Elagent Corporation covering the licensing of certain software to LESSOR and that these agreements are very confidential and should be seen only by Richard A. Smith, CEO, and by other officers or agents of GreyStone only on a very limited need to know basis.

          18.07 LESSOR represents and warrants that it has other assets besides those assets being leased to LESSEE under the terms of this Agreement and this Agreement is not intended to be a merger of LESSOR and LESSEE.

                                      XIX.

                            Representations of Lessee

          19.01 LESSEE represents and warrants that it is two corporations duly organized and existing in good standing under the laws of the state of Delaware and has the corporate power to own its properties and to carry on its business.

          19.02 LESSEE represents and warrants that the Board of Directors of GreyStone Digital Technology, Inc. has approved this Agreement and has authorized its Chairman and CEO, Richard A. Smith, to execute this Agreement for and in behalf of the corporation.

          19.03 LESSEE represents and warrants that the Board of Directors of GreyStone Technology, Inc. has approved this Agreement and has authorized its Chairman and CEO, Richard A. Smith, to execute this Agreement for and in behalf of the corporation.

          19.04 LESSEE represents and warrants that LESSEE, GreyStone Digital Technology, Inc., is a public company based in San Diego, California whose stock was being traded on NASDAQ (GSTN:NASDAQ:SC) on May 16, 2001 and is currently being traded as a NASDAQ bulletin board security (GSTN:BB); and that LESSEE will use its reasonable best effort to insure that the stock will continue to be listed on NASDAQ or on its electronic bulletin board.

          19.05 LESSEE represents and warrants that on May 16, 2001, the issued and outstanding stock of LESSEE consisted of 17,773,555 shares of common stock. All of the issued and outstanding shares of LESSEE, GreyStone Digital Technology, Inc., are validly issued, fully paid, and nonassessable.
LESSEE further represents that there are existing options, warrants, calls, preemptive rights, or other commitments of GreyStone Digital Technology, Inc. which are fully disclosed in the public records, or recorded minutes of the Company's Board of Directors, or in other disclosures provided to LESSOR. LESSEE represents and

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warrants that after May 16, 2001 when any shares of common stock are issued because of existing options, warrants, calls, preemptive rights, or other commitments of GreyStone Digital Technology, Inc., LESSEE will comply with the anti-dilution provisions of Section 10.01.

          19.06 LESSEE represent and warrants that the twenty million (20,000,000) shares of common stock being issued to LESSOR on the date of this Agreement shall be considered as issued on May 16, 2001 and shall be a 52.95% ownership interest of common stock in GreyStone Digital Technology, Inc. with said shares being nonassessable and having full voting rights.

          19.07 LESSEE represent and warrants that for purposes of calculating anti-dilution provisions contained herein, any preferred stock purchased by and converted by LESSOR within one year from the date of this Agreement shall be considered as converted on May 16, 2001 and that all stock to be issued to LESSOR under this Agreement shall be considered as issued on May 16, 2001 for purposes of calculating anti-dilution provisions contained herein.

          19.08 LESSEE represents and warrants that its officers have been given the opportunity to examine sufficient documents regarding the Kiboga Business, to examine sufficient assets of the Kiboga Business, and to ask questions of and receive answers from the representatives of LESSOR concerning the Kiboga Business in order to make a knowledgeable decision in connection with entering into this Agreement.

          19.09 LESSEE understands that LESSOR, to the extent LESSOR possesses such other information or can acquire such other information regarding the Kiboga Business without unreasonable effort or expense, LESSOR will make such other information available to LESSEE to verify the accuracy of the information set forth in this Agreement and to be used by LESSEE in operating the Kiboga Business; however, LESSEE understand and agrees that there are certain trade secrets and other confidential information that LESSOR can not disclose to LESSEE because of the nature of such information or because of certain Confidentiality Agreements and Nondisclosure Agreements to which LESSOR and its officers are parties. LESSEE acknowledges that an envelope is attached to this Lease enclosing a copy of the OEM Agreement and the Technical and Marketing Agreement between LESSOR and Elagent Corporation covering the licensing of certain software to LESSOR and that these Agreements are very confidential and should be seen only by Richard A. Smith, CEO, and by other officers or agents of GreyStone only on a very limited need to know basis.

          19.10 LESSEE represents and warrants that the intellectual property and related products covered by this Lease

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

will only be marketed to customers engaged in defense, military, law enforcement, and intelligence activities unless Elagent Corporation is merged with or acquired by GreyStone or Kiboga assigns to GreyStone in a subsequent written agreement its rights in said OEM Agreement and the Technical and Marketing Agreement with Elagent Corporation as they relate to the marketing of this technology and products to commercial and business customers.

          19.11 LESSEE acknowledges and represents that one specific asset not covered by this Agreement is the software and related products developed for commercial and business customers by LESSOR and Elagent Corporation, which technology and products will be marketed to commercial and business customers rather than to defense, military, law enforcement, and intelligence customers, and LESSEE understands that it will have no obligations and will receive no benefits, fees, or revenue from the OEM Agreement and the Technical and Marketing Agreement between LESSOR and Elagent Corporation covering the licensing of certain software to LESSOR and the joint marketing efforts of LESSOR and Elagent Corporation as they relate to the marketing of this technology and products to commercial and business customers unless Elagent Corporation is acquired by GreyStone or Kiboga assigns to GreyStone in a subsequent written agreement its rights in said OEM Agreement and the Technical and Marketing Agreement with Elagent Corporation as they relate to the marketing of this technology and products to commercial and business customers.

          19.12 LESSEE acknowledges and represents that LESSOR has other assets besides those assets being leased to LESSEE under the terms of this Agreement and that this Agreement is not intended to be a merger of LESSOR and LESSEE.

                                       XX.

                     Indemnification and Guarantee by Lessor

          20.01 LESSOR does not indemnify LESSEE for the costs, liabilities, or other risks of operating and managing the Kiboga Business or in any other way what so ever and does not guarantee the success of the Kiboga Business.

          20.02 LESSOR guarantees and indemnifies LESSEE that there are no outstanding costs or liabilities of the Kiboga Business unless described in this Agreement or described in the OEM Agreement and the Technical and Marketing Agreement contained in an envelope that is attached to this Lease.

          20.03 LESSOR indemnifies LESSEE to the full extent of damages that LESSEE incurs as determined by due legal process, due to any and all LESSOR misrepresentations made in Section XVIII of this Agreement.

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                                     Page 14

                                      XXI.

                      Indemnification and Guarantee by Lessee

          21.01 LESSEE does not indemnify LESSOR in any way what so ever and does not guarantee the success of the Kiboga Business; however, LESSEE will make a determined effort to use its expertise in management, expertise in marketing products, expertise in technology, and expertise in operating businesses to try to successfully derive the commercial benefits and profit opportunities that can reasonably be expected from providing these software applications, related services, and related products for the needs of customers engaged in defense, military, law enforcement, and intelligence activities.

          21.02 LESSEE guarantees all costs and liabilities of operating the Kiboga Business and all obligations to pay royalties and fees to Elagent Corporation under the OEM Agreement and the Technical and Marketing Agreement between LESSOR and Elagent Cooperation which covers the licensing of certain software to LESSOR and certain joint marketing efforts. LESSEE further guarantees that the terms and conditions of such agreements will be complied with by LESSEE. An envelope is attached to this Lease enclosing a copy of the OEM Agreement and the Technical and Marketing Agreement.

          21.03 LESSEE indemnifies LESSOR to the full extent of damages that LESSOR incurs as determined by due legal process, due to any and all LESSEE misrepresentations made in Section XIX of this Agreement.

                                      XXII.

                            Termination of Agreement

          22.01 This Agreement shall terminate upon the occurrence of any of the following events:

               (a) Failure of LESSEE to provide proper management of the Kiboga Business;

               (b) Failure of LESSEE to provide proper marketing for the Kiboga Business;

               (c) Failure of LESSEE to provide proper technology expertise for the Kiboga Business;

               (d) Failure of LESSEE to properly protect the interest of the Kiboga Business including protecting intellectual property and trade

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                                     Page 15
                    secrets;

               (e) Failure of LESSEE to timely pay the expenses of operating the Kiboga Business;

               (f) Failure of LESSEE to timely make cash payments to LESSOR due under this Agreement;

               (g) Failure of LESSEE to timely issue stock to LESSOR as set forth in this Agreement;

               (h) Any other material breach by LESSEE of the terms of this Agreement;

               (i) The voluntary agreement of all parties who are then bound by this Agreement;

               (j)  Cessation of LESSEE'S business; or

               (k)  Bankruptcy, receivership, or dissolution of LESSEE.

          22.02 Upon notice from LESSOR TO LESSEE that this Agreement has been terminated because of the occurrence of one of the above events in (a), (b),
(c), (d), (e), (f), (g), (h), or (i) LESSEE shall within ninety (90) days deliver to LESSOR all books, records, documents, software, and other assets of the Kiboga Business or LESSEE, as owner of such books, records, documents, software, and other assets of the Kiboga Business, may take possession thereof without a Court Order.

          22.03 For purposes of terminating this Agreement because of LESSEE'S failure to make timely payments or timely issue stock, an expense of operation must be 30 days past due, a cash payment due LESSOR must be 60 days past due, a stock issuance to LESSOR must be 30 days past date stock should have been issued.

          22.04 Should LESSEE disagree with LESSOR'S decision to terminate this Agreement because of the occurrence of one of the events in (a), (b), (c), (d),
(e), (f), (g), (h), or (i), LESSEE must, within 90 days of receiving the Notice, either (1) file a lawsuit seeking injunctive relief to prevent LESSOR, as owner of such books, records, documents, software, and other assets of the Kiboga Business, from taking possession of its assets or (2) obtain from LESSOR a written agreement rescinding the termination of the Agreement; otherwise, LESSEE waives any legal rights to petition a Court for injunctive relief to stop LESSOR, as owner, from taking possession of such books, records, documents, software, and other assets of the Kiboga Business. Nothing herein shall prevent either party from seeking monetary damages or other relief from a Court to enforce other terms and conditions of this Agreement.

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                                     Page 16

          22.05 Should termination be because of an event in (j) or (k), LESSOR may terminate this Agreement, effective immediately, at its option and without Notice, and as owner of such books, records, documents, software, and other assets of the Kiboga Business, take immediate possession thereof without any Court Order. An event in (k) by LESSEE shall mean any of the following: (1) admits in writing its inability to pay its debts generally as they become due;
(2) institutes proceeding to be adjudicated a voluntary bankrupt or consents to the filing of bankruptcy against it; (3) is adjudicated by a court of competent jurisdiction as being bankrupt or insolvent; (4) seeks reorganization under any bankruptcy act, or consents to the filing of a petition seeking such reorganization; or (5) has a decree entered against it by a court of competent jurisdiction appointing a receiver, trustee, or liquidator covering all or substantially all of LESSEE'S property which appointment is not vacated within sixty days of the entry of the order of appointment.

          22.06 The failure of LESSOR to take action upon the occurrence of one or more of the above events does not waive LESSOR'S right to take action upon later occurrences of one or more of the above events.

                                     XXIII.

                            Negotiations for Renewal

          23.01 Neither party shall enter into negotiations for or agree to the renewal or extension of this Agreement prior to the beginning of the final year of the term hereof.

                                      XXIV.

                                  Miscellaneous

          24.01 Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender, all singular words shall include the plural, and all plural words shall include the singular.

          24.02 Any holding that a provision of this Agreement is unenforceable, in whole or in part, will not affect the validity of the other provisions of this Agreement.

          24.03 This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and all prior oral or written agreements with respect to the subject matter hereof are merged herein.

          24.04 This Agreement shall be construed, interpreted,

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                                     Page 17
governed, and enforced by and under the laws of the State of Texas.

          24.05 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          24.06 Any notice required to be given by the parties hereto, must be given by sending such written notice by telex; electronic mail; facsimile,; certified or registered mail, return receipt requested, properly stamped and addressed to the latest known address of the other party or parties; or by actual delivery of a written notice to the CEO, President, or registered agent of the other party or parties.

          IN WITNESS WHEREOF, and for the consideration herein stated, the parties have executed this Agreement the day and year first above written.

LESSOR:                                     LESSEE:

Kiboga Systems, Inc.                        GreyStone Technology, Inc.


/s/ Gary R. Morris                          /s/ Richard A. Smith
-----------------------------               ------------------------------------
By: Gary R. Morris                          By: Richard A. Smith
    President and CEO                       Chairman and CEO


                                            GreyStone Digital Technology, Inc.


                                            /s/ Richard A. Smith
                                            ------------------------------------
                                            By: Richard A. Smith
                                            Chairman and CEO

                  Lease Agreement between Kiboga and GreyStone
                                     Page 18